EXHIBIT 10.1ak

FIRST AMENDMENT TO THE
SAUER-DANFOSS INC.
FINAL AVERAGE PAY SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(as Amended and Restated Effective January 1, 2008)

WHEREAS, Sauer-Danfoss Inc., a Delaware corporation (the “Company”), maintains the Sauer-Danfoss Inc. Final Average Pay Supplemental Retirement Benefit Plan, as amended and restated effective January 1, 2008 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to clarify the distribution provision of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	New Section 2(y) is hereby added to the Plan to read as follows, effective December 1, 2012:

“(y)    “Separation from Service” shall have the meaning set forth in Code Section 409A(a)(2)(A)(i) and the final regulations issued thereunder. Whenever used in this document, the term “Termination of Employment” shall be deemed to mean a 'Separation from Service.'”

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company this 13 day of December, 2012.

SAUER-DANFOSS INC.

By: /s/ Anne L. Wilkinson
Anne L. Wilkinson

Title: Executive Vice President, HR